Exhibit 10.1





















                                ACE LIMITED
                        SUPPLEMENTAL RETIREMENT PLAN
                        ----------------------------

           (as amended and restated effective as of July 1, 2001)

                  ACE LIMITED SUPPLEMENTAL RETIREMENT PLAN
                  ----------------------------------------

                                CERTIFICATE
                                -----------




         I, Keith P.White, Chief Administration Officer ACE Limited, hereby certify that the attached document is a full, true and complete copy of ACE LIMITED SUPPLEMENTAL RETIREMENT PLAN as in effect on July 1, 2001.

         Dated this ___ day of July, 2001.



                               _____________________________________________
                                 Chief Administration Officer as Aforesaid

                                                   (Seal)





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                  ACE LIMITED SUPPLEMENTAL RETIREMENT PLAN
                  ----------------------------------------

                                 SECTION 1
                                 ---------

                                  General
                                  -------

        1.1. Purpose and Effective Date. ACE Limited (the "Company") has previously established the ACE Limited Employee Retirement Plan (the "Retirement Plan") to provide its eligible employees with retirement income. Contrary to the desire of the Company, the amount of contributions which may be made to the retirement plan for the benefit of an employee may be limited by reason of the application of certain provisions of the Internal Revenue Code of 1986 of the United States of America, as amended (the "Code"). The Company has established the ACE Limited Supplemental Retirement Plan (the `Plan'), effective as of October 1, 1987, to reward past service with the Company and to assure that affected individuals will receive benefits in amounts comparable to the amounts that they would have received under the Retirement Plan if such limitations of the Code did not apply to the Retirement Plan. The Plan has been amended from time to time, and is now amended, restated and continued effective July 1, 2001 (the "Effective Date").

        1.2. Employers and Related Companies. The term "Related Company" means any corporation or trade or business during any period during which it is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code. The Company and each Related
Company, which, with the Company's consent, adopts the Plan are referred to below collectively as the "Employers" and individually as an "Employer".

        1.3. Definitions, References. Unless the context clearly requires otherwise, any word, term or phrase used in the Plan shall have the same meaning as is assigned to it under the terms of the Retirement Plan. Any reference in the Plan to a provision of the Retirement Plan shall be deemed to include reference to any comparable provision of any amendment of that Plan.

        1.4. Plan Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee appointed by the Board of Directors of the Company to act under the Retirement Plan; provided, however, that payment of any benefits to, or on behalf of Participants pursuant to Section 3 may be made at the direction of any two of the following officers of the Company: (a) Chief Executive Officer, (b) Executive Vice President, Underwriting, (c) Senior Vice President, Finance, or (d) Senior Vice President, Administration. In controlling and managing the operation and administration of the Plan, the Committee shall have the same rights, powers and duties as those delegated to it under the Retirement Plan, which includes full and discretionary power and authority


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to interpret and construe the provisions of the Plan and to determine the amount of benefits and the rights or eligibility of employees or Participants (as defined in subsection 2.1) under the Plan, and such other power and authority as may be necessary to discharge its duties hereunder. Any interpretation of the Plan and any decision made by the Committee on any matter within the discretion of the Committee shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee shall make such adjustment on account thereof as it considers equitable and practicable. The Committee may delegate such of its ministerial or discretionary duties and functions as it may deem appropriate to any employee or group of employees of any Employer.

        1.5. Applicable Laws. The Plan shall be construed and administered in accordance with the laws of Bermuda.

        1.6. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

        1.7. Plan Year. The "Plan Year" shall be the twelve-consecutive month period beginning on each January 1.

        1.8. Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at its principal executive offices. Any notice required under the Plan may be waived by the person entitled to notice.

        1.9. Form and Time of Elections. Unless otherwise specified herein, any election or consent permitted or required to be made or given by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be made in writing or shall be given by means of such interactive telephone system as the Committee may designate from time to time as the sole vehicle for executing regular transactions under the Plan (referred to generally herein as the "Phone System"). Each Participant shall have a personal identification number or "PIN" for purposes of executing transactions through the Phone System, and entry by a Participant or his PIN shall constitute his valid signature for purposes of any transaction the Committee determines may or should be executed by means of the Phone System. Any election made through the Phone System shall be considered submitted to the Committee on the date it is electronically transmitted.

        1.10. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

        1.11. Action by Employers. Any action required or permitted to be taken under the Plan by any Employer which is a corporation shall be by resolution of its Board of Directors, or by a person or persons authorized by its Board of Directors. Any action required or permitted to be taken by any Employer which is a partnership shall be by a general partner of such partnership or by a duly authorized officer thereof.


                                     2
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        1.12. Limitations on Provisions. The provisions of the Plan and any benefits payable hereunder shall be limited as described herein. Any benefit payable under the Retirement Plans shall be paid solely in accordance with the terms and conditions of the applicable Retirement Plan and nothing in this Plan shall operate or be construed in any way to modify, amend, or affect the terms and provisions of the Retirement Plans.

        1.13. Assignment and Alienation; Forfeitures. The benefits payable to any Participant or Beneficiary under the Plan may not be voluntarily or involuntarily pledged, assigned, alienated, transferred or otherwise anticipated. In the event a Participant or Beneficiary attempts to do so, any amount that is subject to the purported pledge, assignment, alienation, transfer or other anticipation shall be immediately forfeited and neither the Participant nor his Beneficiary shall have any further rights to such benefits.


                                 SECTION 2
                                 ---------

                               Participation
                               -------------

        2.1. Participation. Each employee of an Employer who participated in the Plan prior to the Effective Date shall continue to be a "Participant" on the Effective Date. Each other employee of an Employer shall become a "Participant" as of any date thereafter on which his Eligible Compensation for Retirement Plan purposes exceeds the limit established by section 401(a)(17) in any Plan Year and his benefits under either the Retirement Plan are limited by any or all of sections 415, 401(a)(17), 402(g), 401(k) or 401(m) of the Code. Once an eligible employee becomes a Participant in the Plan, as long as he continues to have an Account balance under the Plan he will remain a Participant for all purposes under the Plan, except for purposes of the contribution provisions of Section 3.

        2.2. Plan Not Contract of Employment. The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee the right to be retained in the employ of the Company nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.


                                 SECTION 3
                                 ---------

                     Amount and Payment of Plan Benefit
                     ----------------------------------

        3.1. Accounts. The Committee shall maintain "Supplemental Accounts" in the name of each Participant under the Plan which will reflect the amount, expressed in United States dollars, to which the Participant may become entitled under the Plan. A Participant's Supplemental Accounts shall be credited in each Plan Year as follows:


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        (a)  For any Plan Year, in the event the Participant's before-tax elective contributions to the Retirement Plan are limited by the provisions of sections 401(a)(17), 401(k)(3), 402(g) or 415 of the Code, as applicable, his compensation for the Plan Year will continue to be reduced by, and the Participant's Supplemental Before-Tax Account credited with, an amount equal to the amount of before-tax elective contributions that would have been made under the Retirement Plan had the provisions of sections 401(a)(17), 401(k)(3), 402(g) or 415 of the Code, as
             applicable, not applied to him. Credits to the Participant's Supplemental Before-Tax Account pursuant to this subsection 3.1(a) shall be made at the same time that before-tax elective contributions would otherwise have been credited to his accounts under the Retirement Plan. A Participant's election to make before-tax contributions under the Retirement Plan shall be deemed to be an election to make elective salary deferral contributions under the Plan, and such election shall remain in effect until modified or revoked by the individual in accordance with the terms of the Plan. Notwithstanding the foregoing provisions of this subsection 3.1(a), salary reductions shall continue and an amount shall be credited to the Participant's Supplemental Before-Tax Account in accordance with this subsection 3.1 (a)(and Supplemental Matching Contributions and Supplemental Discretionary Matching Contributions, if any, shall be credited to the Participant's applicable accounts in accordance with subsections 3.1(b) and 3.1(c)) for a Plan Year only if the Participant's before-tax elective contributions to the Retirement Plan have reached the maximum amount permitted under section 402(g) of the Code or the maximum elective contributions permitted under the Plan, in accordance with Treas. Reg. section 1.401(k)(1)(e)(6)(iv); and the Committee shall require that the Participant elect (and not reduce) in the Plan Year the maximum deferral percentage permitted under the Retirement Savings Plan in order to receive a Supplemental Before-Tax Contribution for the Plan Year under this Plan, and shall establish such other administrative procedures as are necessary to comply with such regulations.

        (b) Subject to the requirements of subsection 3.1(a), for any Plan Year, a Participant's Supplemental Matching Account shall be credited with an amount equal to the difference, if any, between (a) the matching contributions that would have been contributed on behalf of the Participant to the Retirement Plan for that Plan Year, in accordance with the terms thereof and based on his before-tax elective contributions under the Retirement Plan, determined without regard to the limitations of sections 401(a)(17), 401(k)(3), 401(m), 402(g) or 415 of the Code, and (b) the amount of matching contributions actually made to the Retirement Plan on behalf of the Participant. Credits to the Participant's Supplemental Matching Account pursuant to this subsection 3.1(b) shall be made at the same time that matching contributions would otherwise have been credited to his accounts under the Retirement Plan.


                                          4

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        (c)  Subject to the requirements of subsection 3.1(a), for any Plan
             Year, a Participant's Supplemental Discretionary Matching Account shall be credited with an amount equal to the difference, if any, between (a) the discretionary matching contributions that would have been contributed on behalf of the Participant to the Retirement Plan for that Plan Year, in accordance with the terms thereof and based on his before-tax salary deferral election under the Retirement Plan, determined without regard to the limitations of sections 401(a)(17), 401(k)(3), 401(m), 402(g) or 415 of the Code, and (b) the
             amount of discretionary matching contributions actually made to the Retirement Plan on behalf of the Participant. Credits to the Participant's Supplemental Discretionary Matching Account pursuant to this subsection 3.1(c) shall be made at the same time that discretionary matching contributions would otherwise have been credited to his accounts under the Retirement Plan.

        (d) For any Plan Year, a Participant's a Participant's Supplemental Core Account shall be credited with an amount equal to the difference, if any, between (a) the Employer Core Contribution that would have been contributed on behalf of the Participant to the Retirement Plan for that Plan Year, in accordance with the terms thereof determined without regard to the limitations of sections 401(a)(17) or 415 of the Code and (b) the amount of the Employer Core Contributions actually made to the Retirement Plan on behalf of the Participant. Credits to the Participant's Supplemental Core Account pursuant to this subsection 3.1(d) shall be made at the same time that Employer Core Contributions would otherwise have been credited to his accounts under the Retirement Plan.

        3.2. Adjustment of Accounts. Each Participant's Accounts shall be adjusted in accordance with this Section 3 in a uniform manner as of each Valuation Date, as follows:

        (a) first, charge to the Account balance the amount of any distributions under the Plan with respect to that Account that have not previously been charged;

        (b) then, adjust the Account balance for the applicable Investment Return Rate(s); and


        (c) then, credit to the Account balance the amount to be credited to that Account in accordance with subsections 3.1 that have not previously been credited.

Except as otherwise designated by the Committee, the term "Valuation Date" means the last day of each calendar quarter.

        3.3. Investment Return Rates. The "Investment Return Rate(s)" with respect to the Account(s), or portions of the Supplemental Account(s), of any Participant for any period shall be the Investment Return Rate(s) elected by the individual in accordance with subsection 3.4 from among such investment alternatives (if any) for that period which, in the discretion of the Committee, are offered from time to time under this paragraph 3.3.

        3.4. Participant Selection of Investment Return Rate. The Investment Return Rate alternatives under the Plan, and a Participant's ability to choose among Investment Return Rate alternatives, shall be determined in accordance with rules established by the Committee from time to time; provided, however, that the Company may not modify the Investment Return
Rate with respect to periods prior to the adoption of such modification.


                                     5
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        3.5. Statement of Accounts.  As soon as practicable after the last day of each Plan Year, the Committee will cause to be delivered to each Participant a statement of the balance of his Supplemental Account as of that day.

        3.6. Distribution. Subject to the following provisions of this subsection 3.6 and subsection 3.8, a Participant's Supplemental Account balance shall be payable to the Participant in accordance with rules and regulations established from time to time by the Committee, which rules and regulations as in effect on the Effective Date are attached to the Plan as Exhibit A, and in accordance with such other restrictions and limitations imposed by the Committee. Subject to any applicable currency exchange laws, payments shall be made in such currency as the Committee shall elect, based on the currency exchange rate of the Trustee of the Retirement Plan as of the date of payment. In the event of a Participant's death, the amount which would otherwise be payable to the Participant shall be paid to one or more beneficiaries designated by the Participant for purposes of the Plan in a writing filed with the Committee prior to the date of death. Any such designation shall cancel any previous designation by the Participant. If no such designation is on file on the date of the Participant's death, or if the designated beneficiary predeceases the Participant, the Participant's Supplemental Account balance shall be paid to the Participant's estate.

        3.7. Distributions to Persons Under Disability. In the event a Participant or his beneficiary is declared incompetent and an conservator or other person legally charged with the care of his person or of his estate is appointed, any benefit to which such Participant or beneficiary is entitled under the Plan shall be paid to such conservator or other person legally charged with the care of his person or of his estate.

        3.8. Forfeiture of Certain Accounts. Notwithstanding any provision of the Plan to the contrary, in no event shall any amount attributable to the Participant's Supplemental Account be payable to or on account of a Participant whose Termination Date occurs prior to the Participant's completion of twelve consecutive months of employment with an Employer for any reason other than the death of the Participant.


                                 SECTION 4
                                 ---------

                         Source of Benefit Payments
                         --------------------------

        4.1. Liability for Benefit Payments. The amount of any benefit payable under the Plan shall be paid from the general revenues of the Employer of the Participant with respect to whom the benefit is payable; provided, however, that if a Participant has been employed by more than one Employer, the portion of his Plan benefits payable by any such Employer shall be that portion accrued while the Participant was employed by that Employer, and earnings on such portion. An Employer's obligation under the Plan shall be reduced to the extent that any amounts due under the Plan are paid from one or more trusts, the assets of which are subject to the claims of general creditors of the Employer or any affiliate thereof; provided, however, that nothing in the Plan shall require the Company or any Employer to establish any trust to provide benefits under the Plan.


                                     6
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        4.2. No Guarantee. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Employers whatsoever, including, without limitation, any specific funds, assets, or other property which the Employers, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Employers. Nothing contained in the Plan shall constitute a guarantee by any of the Employers that the assets of the Employers shall be sufficient to pay any benefits to any person.

        4.3. Successors. The obligations of the Company and each Employer under the Plan shall be binding on any assignee or successor in interest thereto. Prior to any merger, consolidation or sale of assets, the Company, or if applicable, the Employer, shall require any such successor to expressly assume all of the Company's, or if applicable, all of the Employer's, obligations under the Plan.


                                 SECTION 5
                                 ---------

                         Amendment and Termination
                         -------------------------

         The Company may, at any time, amend or terminate the Plan; provided, however, that subject to the provisions of the following sentence, neither an amendment nor a termination shall adversely affect the rights of any Participant under the Plan without the consent of the Participant. The Company, by Plan amendment or termination, may prospectively eliminate the right to have amounts credited to any Supplemental Account pursuant to the provisions of subsection 3.1 or subsection 3.3, or reduce the amount which is required to be credited to any such account pursuant to those provisions.


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                             TABLE OF CONTENTS

                                                                          Page




SECTION  1     GENERAL                                                       1

         1.1.  Purpose and Effective Date                                    1
         1.2.  Employers and Related Companies                               1
         1.3.  Definitions, References                                       1
         1.4.  Plan Administration                                           1
         1.5.  Applicable Laws                                               2
         1.6.  Gender and Number                                             2
         1.7.  Plan Year                                                     2
         1.8.  Notices                                                       2
         1.9.  Form and Time of Elections                                    2
         1.10. Evidence                                                      2
         1.11. Action by Employers                                           2
         1.12. Limitations on Provisions                                     3
         1.13. Assignment and Alienation; Forfeitures                        3

SECTION  2     PARTICIPATION                                                 3

         2.1.  Participation                                                 3
         2.2.  Plan Not Contract of Employment                               3

SECTION  3     AMOUNT AND PAYMENT OF PLAN BENEFIT                            3

         3.1.  Accounts                                                      3
         3.2.  Adjustment of Accounts                                        5
         3.3.  Investment Return Rates                                       5
         3.4.  Participant Selection of Investment Return Rate               5
         3.5.  Statement of Accounts                                         6
         3.6.  Distribution                                                  6
         3.7.  Distributions to Persons Under Disability                     6
         3.8.  Forfeiture of Certain Accounts                                6

SECTION  4     SOURCE OF BENEFIT PAYMENTS                                    6

         4.1.  Liability for Benefit Payments                                6
         4.2.  No Guarantee                                                  7
         4.3.  Successors                                                    7

SECTION  5     AMENDMENT AND TERMINATION                                     7